S8  .doc  (G:/STOCK)     6
S8  .doc  (G:/STOCK)
      As filed with the Securities and Exchange Commission on May 25, 2000

                              Registration No. 33-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      POLICY MANAGEMENT SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)
                                       South Carolina
         (State or other jurisdiction of incorporation or organization)
                                   57-0723125
                      (I.R.S. Employer  Identification No.)
                         One PMSC Center (P.O. Box Ten)
                 Blythewood, S.C. (Columbia, S.C.) 29016 (29202)
               (Address of Principal Executive Offices) (Zip Code)

                      POLICY MANAGEMENT SYSTEMS CORPORATION
                       1999 BROAD BASED STOCK OPTION PLAN
                             (Full title of the plan)


                         Stephen G. Morrison, Secretary
                      Policy Management Systems Corporation
                                 One PMSC Center
                        Blythewood, South Carolina 29016
                                 (803) 333-4000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title  of  securities   Amount      Proposed     Proposed     Amount  of
to  be  registered      to  be      maximum      maximum      registration
                        registered  offering     aggregate    fee
                                    price        offering
                                    per          price  (1)
                                    share  (1)

Common  Stock,  par
value  $.01  per        600,000     $17.25       $10,350,000  $2,732.40
share


1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on January 21, 2000.

There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended(the "Securities Act"). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.     Incorporation  of  Documents  by  Reference

The following documents filed by Policy Management Systems Corporation (the "Company") with the Commission are incorporated herein by reference:

(1) the Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999.

(2) the description of the Common Stock, $.01 par value per share ("Common Stock"), of the Company which is contained in the Company's Form 8-A
Registration Statement declared effective by the Commission on July 6, 1990, including any amendments or reports filed for the purpose of updating such description.

All documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Registration Statement.

Item  4.     Description  of  Securities

Not  applicable

Item  5.     Interests  of  Named  Experts  and  Counsel

Stephen G. Morrison, Executive Vice President, General Counsel and Secretary of the Company, is the record and beneficial owner of 13,349 shares of Common
Stock  and  holds  options  to  purchase  an additional 523,334 shares of Common
Stock.

Item  6.     Indemnification  of  Directors  and  Officers

The South Carolina Business Corporation Act (the "Act) permits, and in certain circumstances requires, indemnification of directors and officers for liability and expenses incurred by them in connection with any civil, criminal or administrative claim or proceeding in which they may become involved by reason of being a director or officer of the Company. The Act applies to both civil and criminal actions (including civil actions brought as derivative actions by or in the right of the Company) and permits indemnification if the director or officer acted in good faith in what he reasonably believed to be the best interest of the Company and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If the required standard of conduct is met, indemnification may include counsel fees and disbursements of the director or officer, and judgments, fines, penalties and settlement payments. Directors and officers who are successful with respect to any claim against them are entitled to indemnification as a matter of right for reasonable expenses incurred. On the other hand, if the charges made in any action are sustained, either the Board of Directors, acting by disinterested members, independent legal counsel or the holders of stock entitled to vote will determine if the required standard of conduct has been met to permit indemnification.

If, in an action brought by or in the right of the Company, the director or officer is adjudged to be liable, he will only be entitled to such indemnity for reasonable expenses incurred as the court conducting the proceeding finds to be fair and reasonable under the circumstances.

The Act also provides for indemnification of persons who, at the request of the Company, act as directors or officers of other companies. The Company's Articles of Incorporation currently provide that the Company shall indemnify the persons to the extent permitted to be indemnified by the Act as summarized above.

Officers and directors of the Company are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted. The cost of such insurance is borne by the Company as permitted by the Articles of Incorporation of the Company and the laws of the State of South Carolina.

Item  7.     Exemption  from  Registration  Claimed

Not  applicable

Item  8.     Exhibits

Exhibit
Number        Description
------        -----------

4.1     -     Restated  Articles  of  Incorporation  of the Company, as amended, filed as an exhibit to the Form 10-K/A Annual Report for the year ended December 31, 1999 and incorporated herein by reference.

4.2     -     Restated  By-laws  of the Company, as amended, filed as an exhibit to the Form 10-K/A Annual Report for the year ended December 31,1999 and incorporated herein by reference.

4.3     -     Policy  Management  Systems  Corporation  1999  Broad  Based Stock
Option  Plan.

5.1     -     Opinion  of Stephen G. Morrison, Executive Vice President, General
Counsel and Secretary of the Company, with respect to the legality of the securities being registered.

23     -     Consent  of  Stephen G. Morrison, Executive Vice President, General
Counsel and Secretary of the Company, (contained in his opinion filed herewith as Exhibit 5.1).

23.1   -     Consent  of  PricewaterhouseCoopers  LLP

24     -     Power  of  Attorney  by  the Officers and Directors who signed this
Registration  Statement  set  forth  on  page  7  herein.

Item  9.     Undertakings

(a)     The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blythewood, State of South Carolina, on this 25th day of May ,2000.

     POLICY  MANAGEMENT  SYSTEMS  CORPORATION



BY  (SIGNATURE)       /s/  Timothy  V.  Williams
NAME  AND  TITLE)     Timothy  V.  Williams,
                      Executive  Vice  President,
                      Principal  Financial  and  Accounting  Officer
DATE:                 May  25,  2000

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Timothy V. Williams, G. Larry Wilson and Stephen G. Morrison and each of them (with full power to each of them to act alone) his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any one of them, or their substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.



BY  (SIGNATURE)       /s/  G.  Larry  Wilson
(NAME  AND  TITLE)    G.  Larry  Wilson,  Chairman  of  the  Board
                      Directors,  President  and  Chief  Executive  Officer
                      (Principal  Executive  Officer)
DATE                  May  8,  2000



BY  (SIGNATURE)       /s/  Timothy  V.  Williams
(NAME  AND  TITLE)    Timothy  V.  Williams,  Executive  Vice
                      President,  Chief  Financial  Officer
                      (Principal  Financial  and  Accounting  Officer)
DATE                  May  8,  2000



BY  (SIGNATURE)       /s/  Alfred  R.  Berkeley
(NAME  AND  TITLE)    Alfred  R.  Berkeley,  Director
DATE                  May  8,  2000


BY  (SIGNATURE)       /s/  Donald  W.  Feddersen
(NAME  AND  TITLE)    Donald  W.  Feddersen,  Director
DATE                  May  8,  2000

BY  (SIGNATURE)       /s/  John  M.  Palms
(NAME  AND  TITLE)    John  M.  Palms,  Director
DATE                  May  8,  2000



BY  (SIGNATURE)       /s/  Joseph  D.  Sargent
(NAME  AND  TITLE)    Joseph  D.  Sargent,  Director
DATE                  May  8,  2000



BY  (SIGNATURE)       /s/  John  P.  Seibels
(NAME  AND  TITLE)    John  P.  Seibels,  Director
DATE                  May  8,  2000



BY  (SIGNATURE)       /s/  Richard  G.  Trub
(NAME  AND  TITLE)    Richard  G.  Trub,  Director
DATE                  May  8,  2000

S8  .doc     9



                                         EXHIBIT INDEX



Exhibit
Number .  Description                                                                Location
--------  -------------------------------------------------------------------------  ---------

4.1(1) .  Restated Articles of Incorporation of the Company, as amended.                   (1)

4.2(1) .  Restated By-laws of the Company, as amended.                                     (1)

4.3. . .  Policy Management Systems Corporation 1999 Broad Based Stock Option Plan.        10

5.1. . .  Opinion of Stephen G. Morrison, Executive Vice President, General                15
          Counsel and Secretary of the Company, with respect to the legality of the securities being registered.

23 . . .  Consent of Stephen G. Morrison, Executive Vice President, General                16
          Counsel and Secretary of the Company, (contained in his opinion filed herewith as Exhibit 5.1).

23.1 . .  Consent of PricewaterhouseCoopers LLP                                            17

24 . . .  Power of Attorney executed by the officers and directors who signed              18
          this Registration Statement set forth on page 7  herein.

(1). . .  Filed as an exhibit to Form 10-K/A Annual Report for the year ended              (1)
          December 31, 1999 and incorporated herein by reference.